WESTPORT BANCORP, INC.
                              AMENDED AND RESTATED
                        1995 INCENTIVE STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


         THIS AGREEMENT is entered into by and between WESTPORT BANCORP, INC. (the "Company") and Michael H. Flynn (the "Optionee") as of May 16, 1996.

         1. This Option Agreement is subject to and governed by the terms and conditions of the Westport Bancorp, Inc. Amended and Restated 1995 Stock Option Plan (the "Plan"), a copy of which is attached hereto as Exhibit A and incorporated by reference herein.

         2.     The date of grant of this Option is May 16, 1996.

         3. Pursuant and subject to the Plan, the Company hereby grants to the Optionee the right and option (the "Option") to purchase 27,713 shares of the common stock, par value $.01 per share, of the Company (the "Stock").

         4. The purchase price of the Stock under the Option is $6.00 per share, which is equal to the fair market value of a share of the Stock on the date of grant.

         5. The Option shall constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to the extent provided in Section 8 of the Plan.

         6. Subject to the provisions of the Plan, the Option may be exercised (i) to the extent of 16,666 shares of Stock on and at any time after the date of grant and before termination of the Option pursuant to the Plan and
(ii) to the extent of 11,047 shares of Stock on and at any time after January 1, 1997 and before termination of the Option pursuant to the Plan (except that, in the event that a "Change of Control" (as defined in the Plan) occurs before January 1, 1997, the Option shall be exercisable in full upon the occurrence of the Change of Control), but in no event later than 10 years after the date of grant. The Option may be exercised in increments of not less than 50 shares, unless the number purchased is the total number at the time available for purchase under the Option.

        7. The rights of the Optionee to exercise the Option following termination of employment, death, or disability are as provided in Paragraphs 11 and 12 of the Plan. The period referred to in Paragraph 12 of the Plan shall be one year.

        8. The shares subject to the Option and the purchase price specified above are subject to adjustment in certain events as set out in Paragraph 13 of the Plan. In the event that the Company is merged with or into another corporation or the Company becomes a subsidiary of another corporation, the Option may be assumed by a successor or a parent or affiliated corporation or such corporation may substitute for the

Option an option to purchase the stock of such corporation or a parent or affiliated corporation.

        9. The Option is not transferable, except upon the death of the Optionee as provided in the Plan.

        10. The Plan is administered by the Board of Directors of the Company, whose decisions with respect to the construction or interpretation of the Plan or this Agreement shall be final and conclusive.

        11. The parties hereto recognize that the Company or a subsidiary may be obligated to withhold federal and local income taxes and Federal Insurance Contributions Act (social security) taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or a disposition of shares of Stock acquired hereunder. The Optionee agrees that the Company or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, including withholding of shares that would otherwise be issued hereunder, and also agrees that upon demand the Optionee will promptly pay to the Company or a subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalent.

        12. The Optionee agrees to notify the Company in writing of any disposition of shares of stock acquired by the Optionee pursuant to the exercise of this Option within 30 days of such disposition.

        13. The procedures for exercising this Option are as provided in Paragraph 9 of the Plan. All communications to the Company should be addressed to Westport Bancorp, Inc., 87 Post Road East, Westport, CT 06880, Attention:
Corporate Secretary.

                                             WESTPORT BANCORP, INC.



                                             By:  /s/David A. Rosow
                                                  --------------------------
                                                  David A. Rosow
                                                  Chairman of the Board



                                             OPTIONEE



                                             /s/Michael H. Flynn
                                             -------------------------------


                                             ADDRESS FOR OPTIONEE:

                                             277 Greenfield Hill Road
                                             ---------------------------------
                                             Number         Street


                                             Fairfield, Connecticut  06430
                                             ---------------------------------
                                             City       State        Zip Code


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